SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MIDAS INC

                    GAMCO INVESTORS, INC.
                                11/11/03           18,000            13.9000
                                11/11/03           52,700            13.8788
                                11/10/03            1,000            13.8800
                                11/10/03            4,500            13.8393
                                11/10/03           20,000            13.8799
                                11/10/03           55,000            13.8942
                                11/10/03            1,500            13.8700
                                11/10/03              500            13.8600
                                11/10/03            1,000            13.8980
                                11/10/03            3,000            13.9000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.